UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: May 19, 2004

ASP VENTURES CORP.
(Exact name of registrant as specified in its charter)

FLORIDA
(State or other jurisdiction of incorporation or organization)

000-28589 (Commission File Number)	98-0203918 (IRS Employer Identification Number)

Ross Wilmot, President
2610-1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X2
(Address of principal executive offices)

(604) 602-1717
(Registrant's telephone number, including area code)

ITEM 5. Other Events

On February 4, 2004 Gem Global Yield Fund Limited and Turbo International Ltd. initiated legal proceedings against ASP Ventures Corp. ("Company") in the United States District Court, Southern District of New York based on a claim for $525,000 plus interest in connection with the Company's alleged breech of a settlement agreement purportedly made between the parties as the result of funds loaned to Elite Jet, Inc. and Scott Walker, both non-parties to the action. The Company denied any liability for debts accrued by Elite Jet, Inc. but was unable to mount a timely defense in the United States District Court.

On May 19, 2004, the United States District Court, Southern District of New York entered a default judgment in favor of Gem Global Yield Fund Limited and Turbo International Ltd. in the amount of $588,724.45 including interest.

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASP VENTURES CORP.

Signature	**Date**
By: /s/ Ross Wilmot Name: Ross Wilmot Title: Chief Executive Officer	June 3, 2004